Exhibit 99.1

NEWS RELEASE

CONTACTS:

Wayne Whitener

Chief Executive Officer

TGC Industries, Inc.

(972) 881-1099

Jack Lascar, Partner

Karen Roan, SVP

FOR IMMEDIATE RELEASE

DRG&E (713) 529-6600

TGC INDUSTRIES DECLARES FIVE PERCENT STOCK DIVIDEND

PLANO, TEXAS — MARCH 20, 2008 — TGC Industries, Inc. (NASDAQ: TGE) today announced that its Board of Directors declared a five percent (5%) stock dividend on its outstanding Common Stock.  Shareholders of record as of April 14, 2008 will receive the stock dividend for each share owned on that date, payable on April 28, 2008.

Cash in lieu of fractional shares will be paid to shareholders based on the last sales price of the Company’s Common Stock on the record date.  As of March 18, 2008, TGC Industries had 16,557,244 shares of Common Stock outstanding.

TGC Industries, Inc., based in Plano, Texas, with branch offices in Houston, Oklahoma City and Denver, is one of the leading providers of seismic data acquisition services throughout the continental United States.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations and projections about future events. All statements other than statements of historical fact included in this press release regarding the Company are forward-looking statements. There can be no assurance that those expectations and projections will prove to be correct.

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